Exhibit 99.3

SUMTOTAL SYSTEMS APPOINTS DON FOWLER CEO

Company’s Chairman Moves to Full-time CEO Position Bringing Experience for Company

Innovation and Expansion

MOUNTAIN VIEW, Calif. – November 29, 2005 – SumTotal™ Systems, Inc. (NASDAQ: SUMT), the largest provider of learning and business performance technologies and services, today announced that Donald E. (Don) Fowler has been appointed CEO, effective immediately. An experienced Silicon Valley executive, Mr. Fowler has been serving as interim CEO since October 19, 2005, and had previously served as chairman of the board of SumTotal and also of Docent, which merged with Click2learn in March of 2004 to form SumTotal. SumTotal also announced that current Director and Audit Committee Chairman Jack Acosta has been appointed chairman of SumTotal’s board of directors, effective immediately.

“I am delighted to move into the SumTotal CEO role on a regular and full-time basis because of the immense opportunity to expand our results-oriented solutions for our customers,” said Fowler. “I’ve worked extensively with the current management team in my role as chairman. And, together, we’ve become the industry leader in terms of revenue, customers and end-users. I believe we have an excellent team in place, one that I am confident will move the company to a new level of achievement. I believe my record in growing successful companies, developing teams and managing mergers will be valuable as SumTotal continues its rapid growth.”

Mr. Fowler is currently involved with various private companies, through advisory or board memberships, and most recently served in an executive capacity as CEO of eT Communications from 1996 to 1998, and as interim CEO of several other companies between 1996 and 2002. Mr. Fowler was a senior vice president at Tandem Computers from 1986 to 1996. Mr. Fowler also served in executive roles with Bechtel Group from 1976 to 1986, and IBM from 1965 to 1976. In addition to Docent, he has also served on the boards of ADAC Laboratories and TelCom Semiconductor, and now serves on the board of Storage Engine, Inc. Mr. Fowler received a bachelor’s degree in mathematics and a master’s degree in business administration from the University of Washington.

About SumTotal Systems, Inc.

SumTotal Systems, Inc. (NASDAQ: SUMT) is the largest provider of learning and business performance technologies and services. SumTotal deploys mission-critical solutions that align learning with organizational and business goals to generate significant bottom-line results. With more than 17 million users worldwide, SumTotal has helped accelerate performance and profits for more than 1,500 of the world’s best-known companies and government agencies including

Accenture, Aetna, Cendant, DaimlerChrysler, Delta Air Lines, Harley-Davidson, Microsoft, Novartis, PNC Bank, U.S. Army, U.S. Air Force, U.S. Navy, U.S. Coast Guard, U.S. Bancorp, United Airlines, Vodafone, Wachovia and Wyeth. SumTotal has offices throughout the United States, in London, Paris, Singapore, Sydney, Tokyo, Hong Kong and Hyderabad, India. For more information about SumTotal’s products and services, visit www.sumtotalsystems.com.

Safe Harbor Statement/ Forward-Looking Statements

Information in this press release contains forward-looking statements. These statements represent SumTotal Systems’ expectations or beliefs concerning future events and include statements, among others, regarding SumTotal Systems’ growth regarding its market leadership, revenue, and number of customers and end-users. These statements are not historical facts or guarantees of future performance or events and are based on current expectations, estimates, beliefs, assumptions, goals and objectives, and involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from the results expressed or implied by these statements. Readers of this press release are cautioned not to place undue reliance on any forward-looking statements. Additional factors that could cause actual results to differ include, but are not limited to (i) the ability to successfully implement SumTotal Systems’ solutions; (ii) the ability to successfully address technological developments and standards; (iii) the ability to successfully manage growth, significant current and expected additional competition, and the need to continue to expand product distribution and services offerings; (iv) the ability to retain the management team and (v) other events and other important factors disclosed previously and from time to time in SumTotal Systems’ filings with the Securities and Exchange Commission, including the annual report for fiscal year 2004 on Form 10-K and its quarterly reports for the first, second and third quarter of fiscal year 2005 on Form 10-Q filed August 1, 2005, August 9, 2005, and November 9, 2005, respectively and its Form 8-Ks, including without limitation the Form 8-K filed on November 7, 2005.

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CONTACT:

Bill Perry

SumTotal Systems, Inc.

+1 614-975-7538

bperry@sumtotalsystems.com